Exhibit 15.1

Awareness of Independent Registered
Public Accounting Firm

We acknowledge the incorporation by reference in the August 26, 2009, Registration Statement on Form S-3 (Registration No. 333-161558)  of Simmons First National Corporation of our report dated  November 2, 2009, included with the Quarterly Report on Form 10-Q for the quarter ended September 30, 2009.  Pursuant to Rule 436(c) under the Securities Act of 1933, this report should not be considered a part of the registration statement prepared or certified by us within the meaning of Sections 7 and 11 of the Act.

/s/BKD, LLP

Pine Bluff, Arkansas
November 2, 2009